Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION

ANNOUNCES CASH DIVIDEND

Minneapolis, MN (July 27, 2011)    Winmark Corporation (Nasdaq: WINA) announced today that its Board of Directors has approved the payment of a cash dividend to shareholders.  The quarterly dividend of $0.03 per share will be paid on September 1, 2011 to shareholders of record on the close of business on August 10, 2011. Future dividends will be subject to Board approval.

Winmark Corporation creates, supports and finances business.  At June 25, 2011, there were 908 franchises in operation under the brands Play It Again Sports®, Plato’s Closet®, Once Upon A Child® and Music Go Round®.  An additional 50 retail franchises have been awarded but are not open.  In addition, at June 25, 2011, the Company had loans and leases equal to $31.7 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses and the payment of cash dividends for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statement.